Exhibit 21


                     SUBSIDIARIES OF BARNEYS NEW YORK, INC.

                                AS OF MAY 1, 2003


                                            STATE (OR JURISDICTION) IN WHICH     APPROXIMATE PERCENTAGE OF VOTING SECURITIES
                  NAME                         INCORPORATED (OR ORGANIZED)                OWNED BY IMMEDIATE PARENT
                  ----                         ---------------------------                -------------------------

Barney's, Inc.                                          New York                                     100%

Barneys America, Inc. (1)                               Delaware                                     100%

Barneys America (Chicago) Lease Corp. (2)               Delaware                                     100%

BNY Licensing Corp. (1)                                 Delaware                                     100%

Barneys Asia Co LLC (3)                                 Delaware                                      70%

Barneys (CA) Lease Corp. (1)                            Delaware                                     100%

Barneys (NY) Lease Corp. (1)                            Delaware                                     100%

Basco All-American Sportswear Corp. (1)                 New York                                     100%





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(1) Subsidiary of Barney's, Inc.

(2) Subsidiary of Barneys America, Inc.

(3) Subsidiary of BNY Licensing Corp.